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                                                                    EXHIBIT 10.9

United Bancorp, Inc.
Senior Executive Supplemental Life Insurance Plan

                              UNITED BANCORP, INC.
                                AND SUBSIDIARIES
                SENIOR EXECUTIVE SUPPLEMENTAL LIFE INSURANCE PLAN

                         EFFECTIVE _______________, 2003

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United Bancorp, Inc.
Senior Executive Supplemental Life Insurance Plan

                              UNITED BANCORP, INC.
                                AND SUBSIDIARIES
                SENIOR EXECUTIVE SUPPLEMENTAL LIFE INSURANCE PLAN

         Pursuant to due authorization by its Board of Directors, the undersigned, United Bancorp, Inc., an Ohio Corporation located in Martins Ferry, Ohio (the "Company"), did constitute, establish and adopt the following Senior Executive Supplemental Life Insurance Plan (the "Plan"), effective ___________, 2003.

         The purpose of this Plan is to attract, retain, and reward highly qualified Executives, by dividing the death proceeds of certain life insurance policies which are owned by the Company on the lives of the participating Executives with the designated beneficiary of each insured participating Executive. The Company will pay the life insurance premiums from its general assets.

                                    ARTICLE 1
                                   DEFINITIONS

         Whenever used in this Plan, the following terms shall have the meanings specified:

1.1 "Beneficiary" means each designated person, or the estate of a deceased Participant, entitled to benefits, if any, upon the death of a Participant.

1.2 "Beneficiary Designation Form" means the form established from time to time by the Plan Administrator that a Participant completes, signs and returns to the Plan Administrator to designate one or more Beneficiaries.

1.3 "Board" means the Board of Directors of the Company as from time to time constituted.

1.4 "Change of Control" means a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (B) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, cease for any reason to constitute a majority thereof; or (C) the business of the Company for which your services are principally performed is disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary) of

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United Bancorp, Inc.
Senior Executive Supplemental Life Insurance Plan

         the Company, or otherwise.

1.5 "Company" means United Bancorp, Inc. and any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

1.6 "Disability" means the Participant's suffering a sickness, accident or injury which has been determined by the insurance carrier of any individual or group disability insurance policy covering the Participant, or by the Social Security Administration, to be a disability rendering the Participant totally and permanently disabled. Upon the request of the Plan Administrator, the Participant must submit proof to the Plan Administrator of the insurance carrier's or Social Security Administration's determination.

1.7      "Company's Interest" means the benefit set forth in Section 3.2.

1.8 "Compensation" means the total base annual salary of the Participant at the earliest of: (i) the date of the Participant's death; (ii) the date of the Participant's Disability; (iii) the date of the Participant's Involuntary Termination of Employment within twelve (12) months following a Change of Control; or (iv) the Participant's Normal Retirement Date.

1.9 "Election to Participate" means the form required by the Plan Administrator of an eligible Executive to indicate acceptance of participation in this Plan.

1.10     "Executive" means an active employee of the Company.

1.11     "Insured" means the individual Participant whose life is insured.

1.12 "Insurer" means the insurance company issuing the life insurance policy on the life of the Insured.

1.13     "Involuntary Termination of Employment" means:

         (a) The Participant is notified in writing that the Board has terminated the Participant's employment for reasons other than Termination for Cause; or

         (b) The assignment of any duties inconsistent with the Participant's status as an Executive or a substantial alteration in the nature or status of responsibilities from those in effect immediately prior to a Change of Control; or

         (c) A reduction by the Company in annual base salary of the Participant as in effect on the date of the Participant's Election to Participate or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all Executives of the Company and all Executives of any person in control of the Company; or

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Senior Executive Supplemental Life Insurance Plan

         (d) The relocation of the Participant's offices to a location more than fifty (50) miles from their location in effect on the date of the Participant's Election to Participate; or

         (e) The failure by the Company to continue in effect any current compensation plan or program in which the Participant participates, or any substitute plans adopted prior to the Change of Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to each such plan in connection with the Change of Control, or the failure by the Company to continue the Participant's participation therein; or

         (f) The failure by the Company to continue to provide benefits substantially similar to those enjoyed under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which the Participant was participating at the time of a Change of Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Participant of any material fringe benefit enjoyed by the Participant at the time of the Change of Control, or the failure by the Company to provide the number of paid vacation days on the basis of Years of Service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change of Control; or

         (g) The failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Plan, as contemplated in Section 11.4.

1.14 "Net Death Proceeds" means the total death proceeds of the Policy minus the cash surrender value.

1.15     "Normal Retirement Age" means the Participant attaining age 65.

1.16 "Normal Retirement Date" means the later of the Normal Retirement Age or the date of Termination of Employment for any reason other than Termination for Cause or within twelve (12) months following Change of Control.

1.17 "Participant" means an Executive (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs an Election to Participate and a Beneficiary Designation Form, (iv) whose signed Election to Participant and Beneficiary Designation Form are accepted by the Plan Administrator, (v) who commences participation in the Plan, and (vi) whose Participation has not terminated.

1.18     "Participant's Interest" means the benefit set forth in Section 3.1.

1.19 "Policy" means the individual insurance policy or policies adopted by the Plan Administrator for purposes of insuring a Participant's life under this Plan.

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Senior Executive Supplemental Life Insurance Plan

1.20     "Plan Administrator" means the plan administrator described in Article
         9.

1.21 "Termination of Employment" means the termination of Participant's service before Normal Retirement Age for reasons other than (i) death;
         (ii) Disability; (iii) Involuntary Termination of Employment within twelve months (12) following a Change of Control; or (iv) a leave of absence approved by the Company.

1.22 "Termination for Cause" means that the Participant's employment with the Company has been or is terminated by the Board for any of the following reasons:

         (a)      Gross negligence or gross neglect of duties; or

         (b) Commission of a felony or of a gross misdemeanor involving moral turpitude; or

         (c) Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Participant's employment and resulting in an adverse effect on the Company; or

         (d) Issuance by the Company's banking regulators of an order for removal of the Participant.

1.23 "Vesting Schedule" schedule applies to the post-Normal Retirement Age benefit only and shall be as follows:

                                                        PERCENTAGE
         Years of Service                               OF VESTING
Less than 10 Years of Service                              50%
At Least 10 Years of Service but less than 20 Years        75%
20 Years or More                                          100%

1.24 "Years of Service" means the total number of years in which the Participant was or is employed by the Company for at 1,000 hours in any calendar year.

                                    ARTICLE 2
                                  PARTICIPATION

2.1 Selection by Plan Administrator. Participation in the Plan shall be limited to those Executives of the Company selected by the Plan Administrator, in its sole discretion, to participate in the Plan.

2.2 Enrollment Requirements. As a condition to participation, each selected Executive shall complete, execute and return to the Plan Administrator
         (i) an Election to Participate, and (ii) a Beneficiary Designation Form. In addition, the Plan Administrator shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

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2.3      Eligibility; Commencement of Participation. Provided an Executive
         selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Plan Administrator, that Executive will become a Participant, be covered by the Plan and will be eligible to receive benefits at the time and in the manner provided hereunder, subject to the provisions of the Plan.

2.4 Termination of Participation. A Participant's rights under this Plan shall automatically cease and his or her participation in this Plan shall automatically terminate, if either of the following events occur:
         (i) if there is a Termination for Cause; or (ii) if the Participant's employment with the Company is terminated prior to Normal Retirement Age for reasons other than Disability (except as set forth in Section 2.5(b)), Involuntary Termination of Employment within twelve (12) months following a Change of Control, or a leave of absence approved by the Company. In the event that the Company decides to maintain the Policy after the Participant's termination of participation in the Plan, the Company shall be the direct beneficiary of the entire death proceeds of the Policy.

2.5      Disability.

         (a) Except as otherwise provided in paragraph (b) of this Section 2.5, if the Participant's employment with the Company is terminated because of the Participant's Disability, the Company shall maintain the Policy in full force and effect and, in no event, shall the Company amend, terminate or otherwise abrogate the Participant's Interest in the Policy. However, the Company may replace the Policy with a comparable insurance policy to cover the benefit provided under this Plan.

         (b)      Notwithstanding the provisions of paragraph (a) of this
                  Section 2.5, upon the disabled Participant's gainful employment with an entity other than the Company, the Company shall have no further obligation to the disabled Participant, and the disabled Participant's rights pursuant to the Plan shall cease. In the event the disabled Participant's rights are terminated hereunder and the Company decides to maintain the Policy, the Company shall be the direct beneficiary of the entire death proceeds of the Policy.

2.6 Retirement. If the Participant remains in the continuous employ of the Company, upon the Participant's Normal Retirement Date, the Company shall maintain the Policy in full force and effect and in no event shall the Company amend, terminate or otherwise abrogate the Participant's Interest in the Policy. However, the Company may replace the Policy with a comparable insurance policy to cover the benefit under this Plan.

2.7 Change of Control. If the Participant suffers Involuntary Termination of Employment within twelve (12) months following a Change of Control, the Company shall maintain the Policy in full force and effect and in no event shall the Company amend, terminate or otherwise abrogate the Participant's Interest in the Policy. However, the Company may

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United Bancorp, Inc.
Senior Executive Supplemental Life Insurance Plan

         replace the Policy with a comparable insurance policy to cover the benefit under this Plan.

                                    ARTICLE 3
                           POLICY OWNERSHIP/INTERESTS

3.1 Participant's Interest. The Participant, or the Participant's assignee, shall have the right to designate the Beneficiary of an amount of death proceeds equal to four (4) times Compensation, not to exceed the Net Death Proceeds, subject to:

         (a) Forfeiture of Participant's rights upon Termination of Employment;

         (b)      Forfeiture of Participant's rights upon Termination for Cause;

         (c) Reduction based on the Vesting Schedule upon (i) retirement on or after Normal Retirement Age or (ii) attaining Normal Retirement Age while disabled;

         (d) Termination of the Plan and the corresponding forfeiture of rights for all Participants or any one Participant in accordance with Section 9.1 hereof; and

         (e) Forfeiture of the Participant's rights and interest hereunder that the Company may reasonably consider necessary to conform with applicable law (including the Sarbanes-Oxley Act of 2002).

3.2 Company's Interest. The Company shall own the Policy and shall have the right to exercise all incidents of ownership except that the Company shall not sell, surrender or transfer ownership of a Policy so long as a Participant has an interest in the Policy as described in Section
         3.1. This provision shall not impair the right of the Company, subject to Article 9, to terminate this Plan. With respect to each Policy, the Company shall be the beneficiary of the remaining death proceeds of the Policy after the Participant's Interest is determined according to
         Section 3.1.

                                    ARTICLE 4
                                    PREMIUMS

4.1 Premium Payment. The Company shall pay all premiums due on all Policies.

4.2 Economic Benefit. The Plan Administrator shall determine the economic benefit attributable to any Participant based on the amount of the current term rate for the Participant's age multiplied by the aggregate death benefit payable to the Participant's Beneficiary. The "current term rate" is the minimum amount required to be imputed under Internal Revenue Notice 2002-8, or any subsequent applicable authority.

4.3 Imputed Income. The Company shall impute the economic benefit to the Participant on

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United Bancorp, Inc.
Senior Executive Supplemental Life Insurance Plan

         an annual basis, by adding the economic benefit to the Participant's W-2, or if applicable, Form 1099.

                                    ARTICLE 5
                                  BENEFICIARIES

5.1 Beneficiary. Each Participant shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of the Company in which the Participant participates.

5.2 Beneficiary Designation; Change. A Participant shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent. The Participant's beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Participant or if the Participant names a spouse as Beneficiary and the marriage is subsequently dissolved. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator's rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Plan Administrator prior to the Participant's death.

5.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

5.4 No Beneficiary Designation. If the Participant dies without a valid designation of beneficiary, or if all designated Beneficiaries predecease the Participant, then the Participant's surviving spouse shall be the designated Beneficiary. If the Participant has no surviving spouse, the benefits shall be made payable to the personal representative of the Participant's estate.

5.5 Facility of Payment. If the Plan Administrator determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person's property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

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United Bancorp, Inc.
Senior Executive Supplemental Life Insurance Plan

                                    ARTICLE 6
                                   ASSIGNMENT

         Any Participant may irrevocably assign without consideration all or part of such Participant's Interest in this Plan to any person, entity or trust. In the event a Participant shall transfer all or part of such Participant's Interest, then all or part of that Participant's Interest in this Plan shall be vested in his or her transferee, who shall be substituted as a party hereunder, and that Participant shall have no further interest in this Plan.

                                    ARTICLE 7
                                     INSURER

         The Insurer shall be bound only by the terms of its given Policy. Any payments the Insurer makes or actions it takes in accordance with a Policy shall fully discharge it from all claims, suits and demands of all persons relating to that Policy. The Insurer shall not be bound by or deemed to have notice of the provisions of this Plan. The Insurer shall have the right to rely on the Plan Administrator's representations with regard to any definitions, interpretations or Policy interests as specified under this Plan.

                                    ARTICLE 8
                           CLAIMS AND REVIEW PROCEDURE

8.1 Claims Procedure. A Participant or Beneficiary ("claimant") who has not received benefits under the Plan that he or she believes should be paid shall make a claim for such benefits as follows:

         8.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits.

         8.1.2 Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within 90 days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

         8.1.3 Notice of Decision. If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  (a)      The specific reasons for the denial;

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United Bancorp, Inc.
Senior Executive Supplemental Life Insurance Plan

                  (b) A reference to the specific provisions of the Plan on which the denial is based;

                  (c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;

                  (d) An explanation of the Plan's review procedures and the time limits applicable to such procedures; and

                  (e) A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

8.2 Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows:

         8.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Plan Administrator's notice of denial, must file with the Plan Administrator a written request for review.

         8.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

         8.2.3 Considerations on Review. In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

         8.2.4 Timing of Plan Administrator's Response. The Plan Administrator shall respond in writing to such claimant within 60 days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

         8.2.5 Notice of Decision. The Plan Administrator shall notify the claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

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United Bancorp, Inc.
Senior Executive Supplemental Life Insurance Plan

                  (a)      The specific reasons for the denial;

                  (b) A reference to the specific provisions of the Plan on which the denial is based;

                  (c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits; and

                  (d) A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

                                    ARTICLE 9
                           AMENDMENTS AND TERMINATION

9.1 Amendment or Termination of Plan. Except as otherwise provided in Sections 2.5, 2.6, 2.7, and 9.2 or as otherwise agreed to in writing in an Addendum, the Company may amend or terminate this Plan for all Participants or for any Participant at any time prior to a Participant's death. Such amendment or termination shall be by written notice to the Participant(s). In the event that the Company decides to maintain the Policy after the Participant's termination of participation in the Plan, the Company shall be the direct beneficiary of the entire death proceeds of the Policy.

9.2 Amendment or Termination of Plan Upon Change of Control. Notwithstanding the provisions of Section 9.1, in the event of a Change of Control, the Company, or its successor, shall maintain in full force and effect each Policy that is in existence on the date the Change of Control occurs and shall not terminate or otherwise abrogate a Participant's Interest in the Policy. However, the Company may replace the Policy with a comparable insurance policy to cover the benefit provided under this Plan. This Section 9.2 shall apply to all Participants in the Plan on the date the Change of Control occurs, including but not limited to (i) a retired Participant who has an interest in the Plan pursuant to Section 2.6; (ii) a disabled Participant who has an interest in the Plan pursuant to Section 2.5; and (iii) a terminated Participant who has an interest in the Plan pursuant to Section 2.7.

9.3 Option to Purchase Upon Termination. If the Company exercises the right to terminate the Plan or a Participant's participation in the Plan, the Company shall not sell, surrender or transfer ownership of a Policy without first giving a Participant or the Participant's transferee the option to purchase the Policy for a period of sixty (60) days from written notice of such intention. The purchase price shall be an amount equal to the cash surrender value of the Policy.

9.4 Waiver of Participation. A Participant may, in the Participant's sole and absolute

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United Bancorp, Inc.
Senior Executive Supplemental Life Insurance Plan

         discretion, waive his or her rights under the Plan at any time. Any waiver permitted under this Section 9.4 shall be in writing and delivered to the Plan Administrator.

                                   ARTICLE 10
                                 ADMINISTRATION

10.1 Plan Administrator Duties. This Plan shall be administered by a Plan Administrator which shall consist of the Board, or such committee as the Board shall appoint. Members of the Plan Administrator may be Participants under this Plan. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.

10.2 Agents. In the administration of this Plan, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Company.

10.3 Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

10.4 Indemnity of Plan Administrator. The Company shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Plan Administrator or any of its members.

10.5 Information. To enable the Plan Administrator to perform its functions, the Company shall supply full and timely information to the Plan Administrator on all matters relating to the Compensation of its Participants, the date and circumstances of the retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Plan Administrator may reasonably require.

                                   ARTICLE 11
                                  MISCELLANEOUS

11.1 Binding Effect. This Plan shall bind each Participant and the Company, their beneficiaries, survivors, executors, administrators and transferees and any Beneficiary.

11.2 No Guarantee of Employment. This Plan is not an employment policy or contract. It does not give a Participant the right to remain an Executive of the Company, nor does it interfere with the Company's right to discharge a Participant. It also does not require a

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         Participant to remain an Executive nor interfere with a Participant's right to terminate employment at any time.

11.3 Applicable Law. The Plan and all rights hereunder shall be governed by and construed according to the laws of the State of Ohio, except to the extent preempted by the laws of the United States of America.

11.4 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm or person unless such succeeding or continuing company, firm or person agrees to assume and discharge the obligations of the Company under this Plan. Upon the occurrence of such event, the term "Company" as used in this Plan shall be deemed to refer to the successor or survivor company.

11.5 Notice. Any notice or filing required or permitted to be given to the Plan Administrator under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                                  United Bancorp, Inc

                                  Attention CEO

                                  201 S. 4th Street, P.O. Box 10

                                  Martins Ferry OH 43935

         Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

         Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

11.6 Entire Agreement. This Plan, along with a Participant's Election to Participate, Beneficiary Designation Form and any Addendum, constitute the entire agreement between the Company and the Participant as to the subject matter hereof. No rights are granted to the Participant under this Plan other than those specifically set forth herein.

      IN WITNESS WHEREOF, the Company executes this Plan as of the date indicated above.

                                             United Bancorp, Inc.

                                             By ________________________________

                                             Title _____________________________

United Bancorp. Inc.
Senior Executive Supplemental Life Insurance Plan

                             ELECTION TO PARTICIPATE

         I, __________________________________________, an Executive designated as set forth in Article 2 of the United Bancorp, Inc. Senior Executive Supplemental Life Insurance Plan (the "Plan") dated ___________________________, hereby elect to become a Participant of this Plan according to Article 2 of the Plan.

Additionally, I acknowledge that I have read the Plan document and agree to be bound by its terms.

Executed this _____________ day of ____________________, 2003.

__________________________________
Participant

__________________________________
Plan Administrator

United Bancorp. Inc.
Senior Executive Supplemental Life Insurance Plan
BENEFICIARY DESIGNATION FORM

I designate the following as Beneficiary of benefits under this Plan payable following my death.

Primary: _______________________________________________________________________

________________________________________________________________________________

Contingent: ____________________________________________________________________

________________________________________________________________________________

NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE(S)
      AND THE EXACT NAME AND DATE OF THE TRUST AGREEMENT.

I understand that I may change these designations of beneficiary by filing a new written designation with the Plan Administrator. I further understand that the designations will be automatically revoked if the Beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

PRINTED NAME: ______________________________

SIGNATURE:    ______________________________

DATE:         ________________

Acknowledged by the Plan Administrator this ________ day of ___________________, 20___

By ___________________________________

Title ________________________________

                                   ADDENDUM #1
                              UNITED BANCORP, INC.
                                AND SUBSIDIARIES
                SENIOR EXECUTIVE SUPPLEMENTAL LIFE INSURANCE PLAN

         This Addendum is made this ____ day of _____________ 200__, by and between United Bancorp, Inc., an Ohio Corporation located in Martins Ferry, Ohio (the "Company"), and _________________ (Executive):

         Whereas the Company did constitute, establish and adopt the Senior Executive Supplemental Life Insurance Plan (the "Plan"), effective ________________, 2003; and

         Whereas, Executive is a Participant in the Plan; and

         Whereas, the Company desires to make a modification to the terms of the Plan as such applies to Executive:

         Now Therefore for valuable consideration the parties agree to the terms of this Addendum:

         Paragraph 2.4 and 9.1 of the Plan are hereby modified as applied solely to Executive and the following shall be effective:

2.4 Termination of Participation. Participant's rights under this Plan shall automatically cease and his or her participation in this Plan shall automatically terminate if there is a Termination for Cause. In the event that the Company decides to maintain the Policy after the Participant's Termination of Participation in the Plan, the Company shall be the direct beneficiary of the entire death proceeds of the Policy.

9.1 Amendment or Termination of Plan. Except as provided in paragraph 2.4 hereof, the Company may not amend or terminate this Plan or Participant's Interest in the plan at any time prior to a Participant's death.

Signed at ________________________, Ohio, this _____ day of _____________, 20__.

EXECUTIVE:                                  OWNER:

                                            UNITED BANCORP, INC.

_______________________________             BY: ________________________________
<PARTICIPANT>                               TITLE: _____________________________